Exhibit 3.(i)(b)


                                 AMENDMENT NO. 2
                                     TO THE
                      AMENDED AND RESTATED TRUST AGREEMENT
                                       OF
                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY


         This AMENDMENT NO. 2 dated as of December 11, 2000 ("Amendment No. 2") to the Trust Agreement (as defined below) of Charter Municipal Mortgage Acceptance Company, a Delaware business trust (the "Trust"), is entered into, by and among the undersigned Trustees. Capitalized terms used but not defined shall have the meaning assigned to such terms in Article 2 of the Trust Agreement.

                              W I T N E S S E T H :

         WHEREAS, a business trust was created in accordance with applicable provisions of the Trust Act by entering into a Trust Agreement, dated as of August 12, 1996, as amended by Amendment No. 1 dated as of April 30, 1997 and as further amended and restated by an Amended and Restated Trust Agreement dated September 30, 1997, as amended by Amendment No. 1 dated as of May 8, 2000 ("Amendment No.1" and collectively, with the Amended and Restated Trust Agreement, the "Trust Agreement"), and by the filing with the Secretary of State of the State of Delaware of a Certificate of Trust on August 12, 1996, as heretofore amended; and

         WHEREAS, pursuant to Amendment No. 1, the Trust adopted a Certificate of Designation creating a class of preferred shares, no par value, of the Trust called the Convertible Community Reinvestment Act Preferred Shares (the "CRA Preferred Shares"); and

         WHEREAS, the Trust Agreement permits the Board of Trustees to amend
Article 6 of the Trust Agreement without the consent of the Trust's shareholders or the registered trustee; and

         WHEREAS, the Certificate of Designation permits the Board of Trustees, without the consent of the holders of the CRA Preferred Shares, to amend the Certificate of Designation as provided herein to reflect changes to the rights, preferences and privileges of the CRA Preferred Shares issued or to be issued by the Trust as long as the amendments do not adversely affect the powers, preferences, privileges or rights of the CRA Preferred Shares; and

         WHEREAS, the Trust has determined that the amendments provided herein do not adversely affect the powers, preferences, privileges or rights of the CRA Preferred Shares; and



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         WHEREAS, the Board of Trustees have adopted resolutions to reflect (i)
changes to Section 6.7 of the Trust Agreement providing for the amendment of the Certificate of Designation, and (ii) changes to (a) Section 1 of the Certificate of Designation, eliminating the proscribed number of Shares issued, and (b)
Section 6.a of the Certificate of Designation to reflect the formula used to determine the conversion price rather than specifying the specific conversion price applicable to each issuance of CRA Preferred Shares.

         NOW, THEREFORE, the Trust Agreement is hereby amended as follows:

         Effective as of May 8, 2000, Section 6.7 of the Trust Agreement is hereby amended to read as follows:

                  6.7 Certificate of Designation. The Convertible Community Reinvestment Act Preferred Shares of the Trust, shall have (i) the designation, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth in the Amended and Restated Certificate of Designation, attached hereto as Appendix A, which terms are incorporated by reference in, and made a part of, this Trust Agreement as if specifically set forth herein.

         3. Except as otherwise amended herein, the Trust Agreement remains unchanged and in full force and effect.

         4. This Amendment No. 2 shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

         5. This Amendment No. 2 may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.




                            [Signature Page Follows]


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                  IN WITNESS WHEREOF, the undersigned have caused this Amendment
No. 2 to be executed as of the day and year first above written.


                                                MANAGING TRUSTEES:

                                                /s/ Stephen M. Ross
                                                -----------------------
                                                Stephen M. Ross

                                                /s/ Stuart J. Boesky
                                                -----------------------
                                                Stuart J. Boesky

                                                /s/ Alan P. Hirmes
                                                -----------------------
                                                Alan P. Hirmes

                                                /s/ Peter T. Allen
                                                -----------------------
                                                Peter T. Allen

                                                /s/ Arthur P. Fisch
                                                -----------------------
                                                Arthur P. Fisch

                                                /s/ Thomas W. White
                                                -----------------------
                                                Thomas W. White

                                                /s/ Michael J. Brenner
                                                -----------------------
                                                Michael J. Brenner









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                                                REGISTERED TRUSTEE:

                                                WILMINGTON TRUST COMPANY,
                                                (executing solely pursuant
                                                to Section 3.2(iii) of the
                                                Trust Agreement and not in
                                                its individual capacity but
                                                solely as Registered
                                                Trustee)



                                                By:
                                                    -------------------------
                                                    Name:
                                                    Title:



                               CONSENT OF MANAGER
                               ------------------

         The Manager of CharterMac hereby consents to the obligations imposed upon it under Section 8 of the Amended and Restated Certificate of Designation.

                                                Related Charter L.P.

                                                By: Related Charter LLC

                                                    By: /s/ Alan P. Hirmes
                                                        ----------------------
                                                        Name: Alan P. Hirmes
                                                        Title: SVP


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                                                                      Appendix A
                                                                      ----------

                              AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION
                                       of
             CONVERTIBLE COMMUNITY REINVESTMENT ACT PREFERRED SHARES
                                       of
                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

             Pursuant to the Amended and Restated Trust Agreement of
                  Charter Municipal Mortgage Acceptance Company
                      dated September 30, 1997, as amended


                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY, a
Delaware business trust created and existing under the Delaware Business Trust Act (the "Trust"),

                  DOES HEREBY CERTIFY:

                  That pursuant to the authority expressly vested in the board of trustees of the Trust ("Board of Trustees") by the Amended and Restated Trust Agreement of the Trust, dated September 30, 1997, as amended (the "Trust Agreement"), the Board of Trustees duly adopted on May 8, 2000 and December 11, 2000 resolutions providing for the amendment of the Trust Agreement creating a class of preferred shares, no par value, of the Trust, with (i) the designations, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth below (in addition to those set forth in the Trust Agreement):

                  1. DESIGNATION AND AMOUNT. The Shares of such class of Preferred Shares shall be designated "Convertible Community Reinvestment Act Preferred Shares" (the "CRA Preferred Shares") and, subject to the Trust Agreement, the number of Shares constituting such class shall be as determined from time to time by the Board of Trustees. The Trust may, from time to time issue CRA Preferred Shares and other securities which are on parity with the CRA Preferred Shares with respect to allocations of CRA Credits (as defined below) ("Parity Securities").

                  2.       DISTRIBUTIONS AND EARNINGS.

         a. Distributions. Except as set forth in Section 2.b., the Trust shall pay distributions on each CRA Preferred Share which are the same as the distributions paid on each of the Trust's Common Shares. The distributions shall be declared and paid whenever distributions on the Common Shares are declared


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                  and paid. The record date for payment of distributions on the
                  CRA Preferred Shares shall be the same date as for the Common Shares.

         b. Initial Distribution. Notwithstanding the terms of Section 2.a., the initial distribution payable on the CRA Preferred Shares shall be equal to the quarterly distribution then payable on the Common Shares, prorated for the period from the date of issuance of the CRA Preferred Shares through the record date for such distribution.

         c. Non-Cash Distributions. In the event the Trust (i) pays to all holders of Common Shares distributions payable in Common Shares or securities convertible into Common Shares, (ii) issues to all holders of Common Shares of certain rights, options or warrants entitling them to subscribe for or purchase Common Shares at a price per share less than the fair market value per Common Share, or (iii) distributes to all holders of Common Shares evidences of indebtedness or assets of the Trust, the CRA Preferred Shareholders shall receive for each CRA Preferred Share held the same payment, issuance or distribution payable with respect to each Common Share. For example, in the case of clause (i), if holders of Common Shares are entitled to receive two Common Shares for each Common Share they hold, CRA Preferred Shareholders will receive two Common Shares for each CRA Preferred Share they hold. In connection with the foregoing payments, issuances or distributions, the Board of Trustees, in its sole discretion, shall take whatever actions it considers to be advisable in order that holders of Common Shares and CRA Preferred Shareholders are treated the same for federal income tax purposes.

         d. Earnings. For federal income tax purposes, the Board of Trustees shall allocate to each CRA Preferred Share the same earnings as it allocates to each of the Common Shares, subject to the same proration for distributions set forth in Section 2.b.

                  3. LIQUIDATION, DISSOLUTION OR WINDING UP. The CRA Preferred Shares shall rank (i) on a parity (pro rata based on the number of CRA Preferred Shares, Common Shares and other equity securities outstanding which rank in parity with respect to rights upon liquidation, dissolution or winding up of the Trust) with the Common Shares and all other equity securities issued by the Trust other than the equity securities referred to in clause (ii); and
(ii) junior to all equity securities issued by the Trust whose terms specifically provide, other than with respect to allocations of CRA Credits, that they rank senior to the CRA Preferred Shares. With respect to CRA allocations, the CRA Preferred Shares will rank senior to the Common Shares. The Trust may issue additional Parity Securities.



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                  4.       VOTING RIGHTS.

         a. General. Except as otherwise specifically provided herein, the holders of CRA Preferred Shares ("CRA Preferred Shareholders") shall not be entitled to vote.

         b. Required Consent. The Trust shall not, without the affirmative vote or consent of the holders of a majority of the outstanding CRA Preferred Shares, amend, alter or repeal the terms of the CRA Preferred Shares or any provisions of the Trust's Trust Agreement that would adversely affect the powers, preferences, privileges or rights of the CRA Preferred Shares.

                  5.       RIGHTS WITH RESPECT TO CRA CREDIT ALLOCATIONS.

         a. General. Only CRA Preferred Shares (and Parity Securities) shall be entitled to an allocation of CRA Credits. "CRA Credits" are an allocation of the value of any assets owned directly or indirectly by the Trust ("Investments") which a CRA Preferred Shareholder may be able to report under the "investment test" promulgated under the Community Reinvestment Act of 1977, as amended from time to time (the "CRA"). Subject to the terms of this Section 5, each CRA Preferred Share shall be entitled to an allocation of CRA Credits equal to the initial purchase price paid to the Trust for such CRA Preferred Share. CRA allocations shall be undertaken upon each issuance of CRA Preferred Shares (or Parity Securities) and reallocations, if any, shall be undertaken at the end of each quarter. For CRA Credit allocation purposes, Investments shall be valued at their carrying value as of the Trust's most recent calendar quarter.

         b. Initial Allocations. Each CRA Preferred Shareholder shall provide to the Trust a certification of its Self-Certified Assessment Area. "Self-Certified Assessment Area" is the CRA Preferred Shareholder's geographic self-certified assessment area or broader statewide or regional area that includes a CRA Preferred Shareholder's self-certified assessment area for purposes of the CRA. Upon subscription for CRA Preferred Shares, the Manager on behalf of the Trust shall notify the CRA Preferred Shareholders of the CRA Credits allocated to such Shareholders' CRA Preferred Shares based upon such Shareholder's Self-Certified Assessment Area. To the extent that upon the initial issuance of CRA Preferred Shares by the Trust to a CRA Preferred Shareholder, such CRA Preferred Shareholder is not allocated the amount of Investments it has requested and is entitled to receive based on the initial purchase price paid for its CRA Preferred Shares (an "Unallocated Shareholder"), the Trust shall use its commercially reasonable efforts to acquire Investments after such issuance that satisfy such Unallocated Shareholders' Self-Certified Assessment Area. An investor of CRA Preferred Shares which is allocated the amount of Investments


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                  which it has requested and is entitled to receive based on the initial purchase price paid for its CRA Preferred Shares is referred to as a "Fully Allocated Shareholder".

         c. Replacement Allocations. CRA Credits shall not be reallocated except as follows:

                  i. Prepayment, Repayment or Sale of Allocated Assets. If an Investment comprising a CRA Credit allocated to a CRA Preferred Shareholder is either repaid, prepaid, sold or foreclosed (a "Terminated Allocation") within the first 24 months after such Investment is first allocated to a CRA Preferred Shareholder ("Initial 24 Month Period"), then the Trust shall either reallocate a comparable unallocated Investment to the CRA Preferred Shareholder or use its commercially reasonable efforts to replace the Terminated Allocation with a comparable Investment and have it reallocated to the CRA Preferred Shareholder. However, if a Terminated Allocation occurs after the Initial 24 Month Period, the Trust shall have no obligation to replace the Terminated Allocation with a new Investment although such CRA Preferred Shareholder may choose to receive a reallocation from among any then existing but unallocated Investments, subject to the allocation priorities set forth in Section 5.d.

                  ii. Reclassification Upon Transfer. If a Fully Allocated Shareholder transfers its CRA Preferred Shares, the transferee shall receive the same allocation of CRA Credits as the Fully Allocated Shareholder had prior to transfer. If an Unallocated Shareholder transfers its CRA Preferred Shares, the transferee shall receive (i) the same allocation of CRA Credits as the Unallocated Shareholder had prior to transfer, and (ii) the same priority that the Unallocated Shareholder had prior to transfer with respect to allocations of CRA Credits which the Unallocated Shareholder has properly requested from the Trust but had not received prior to transfer. Subject to the allocation priorities set forth in Section 5.d., a transferee shall have a one-time option to obtain a different allocation of CRA Credits based on any then existing but unallocated Investments.

                  iii. Permissive Reallocations; Sources of Unallocated CRA Credits. The Trust, in its sole discretion, may allow a CRA Preferred Shareholder to reallocate its CRA Credits to unallocated CRA Credits of the Trust available from the sources set forth below, subject to the allocation priorities set forth in Section 5.d. The sources of unallocated CRA Credits shall be as follows:

                           A. Current Investments. Investments currently held by theTrust which are unallocated to any CRA Preferred Shareholders or holders of any Parity Securities.



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                           B.       New Investments. New Investments acquired
                                    from time to time which are unallocated to any CRA Preferred Shareholders or holders of any Parity Securities.

                           C. Conversions to Common Shares. CRA Credits allocated to CRA Preferred Shares that are converted to Common Shares.

                  iv. Mechanics for Reallocation. The Manager shall adopt such procedures as it deems necessary to implement the reallocation and/or replacement allocation rights set forth in this Section 5.

         d. Allocation Priorities. Unallocated CRA Credits shall be allocated in accordance with the following priorities:

                           (i)      first, to Unallocated Shareholders;

                           (ii) second, to CRA Preferred Shareholders with Terminated Allocations within the Initial 24 Month Period;

                           (iii)    third, to the transferee of CRA Preferred
                                    Shares;

                           (iv) fourth, to CRA Preferred Shareholders with Terminated Allocations subsequent to the Initial 24 Month Period; and

                           (v) fifth, at the sole discretion of the Trust, the balance to CRA Preferred Shareholders who request reallocations of CRA Credits.

Within each category set forth above, the Trust shall determine the order in which CRA Preferred Shareholders are entitled to receive allocations of CRA Credits as follows:

                           A. for clause (i) above, priority shall be based on the order in which CRA Preferred Shareholders became Unallocated
                                    Shareholders;

                           B. for clauses (ii) and (iv) above, priority shall be based on the order in which a CRA Preferred Shareholder suffers a Terminated Allocation;

                           C. for clause (iii) above, priority shall be based on the order in which CRA Preferred Shares were transferred; and



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                           D.       for clause (v) above, priority shall be
                                    based on the order in which the request for reallocation is actually received by the Trust.

         e. Allocations with respect to Subsequent Parity Security Offerings. Shareholders who acquire Parity Securities in a subsequent offering by the Trust shall have the same rights to initial allocation and subsequent reallocation of unallocated CRA Credits as the CRA Preferred Shareholders and other holders of Parity Securities who purchased shares in prior offerings, subject to the allocation priorities set forth in
                  Section 5.d.

                  6.       CONVERSION.

         a. Optional Right to Convert; Conversion Formula. CRA Preferred Shares may be converted into Common Shares at the end of any calendar quarter at the CRA Preferred Shareholder's option. Each CRA Preferred Share shall be convertible into the number of Common Shares or fraction of Common Shares obtained by multiplying the number of CRA Preferred Shares being converted by the following formula: the Offering Price per CRA Preferred Share divided by the Conversion Price. The "Offering Price" is the price at which the CRA Preferred Shares being converted were sold by the Trust. The "Conversion Price" shall be equal to the greater of (i) the book value of a Common Share as of, and as set forth in, the Trust's most recently issued annual or quarterly report filed with the Securities and Exchange Commission prior to the date the Offering Price was conclusively determined (the "Pricing Date"), or (ii) 110% of the closing price of a Common Share on the Pricing Date, as adjusted pursuant to the terms of Section 6.c.

         b.       Mechanics of Conversion; Fractional Shares.

                  i. Each CRA Preferred Shareholder who desires to convert its CRA Preferred Shares into Common Shares shall provide notice to the Trust in the form of the Notice of Conversion attached to this Amended and Restated Certificate of Designation (a "Conversion Notice") via telecopy, hand delivery or other mail or messenger service. The original Conversion Notice and the certificate or certificates representing the CRA Preferred Shares for which conversion is elected, shall be delivered to the Trust by nationally recognized courier, duly endorsed. The date upon which a Conversion Notice is initially received by the Trust shall be a "Notice Date."

                  The Trust shall use all reasonable efforts to issue and deliver within three (3) business days after the Notice Date, to such CRA Preferred Shareholder at the address of the holder on the books of the Trust, a certificate or certificates for the number of Common Shares to which the holder shall be entitled as set forth herein; provided that


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         the original certificates representing the CRA Preferred Shares to be converted are received by the transfer agent or the Trust within three business days after the Notice Date and the Person or Persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date such original certificates are received. If the original certificates representing the CRA Preferred Shareholder to be converted are not received by the transfer agent or the Trust within three business days after the Notice Date, the Conversion Notice shall become null and void.

                  ii. If the Conversion Formula results in a CRA Preferred Shareholder being entitled to receive a fractional Common Share with respect to the aggregate CRA Preferred Shares being converted pursuant to a Conversion Notice, in lieu of the issuance of such fractional Common Share, the Trust shall pay to the CRA Preferred Shareholder cash in an amount equal to the Conversion Price multiplied by the fraction representing the fractional share.

         c.       Adjustment to Conversion Price.

                  i. If, prior to the conversion of all CRA Preferred Shares, the number of issued and outstanding Common Shares is increased by a share split or other similar event, the Conversion Price shall be proportionately reduced, or if the number of issued and outstanding Common Shares is decreased by a combination or reclassification of Common Shares or other similar event, the Conversion Price shall be proportionately increased.

                  ii. If, prior to the conversion of all CRA Preferred Shares, the Trust shall be a party to any transaction (including, without limitation, a merger, consolidation, tender offer of all or substantially all of the shares or sale of all or substantially all of the Trust's assets), as a result of which Common Shares shall be converted into the right to receive securities or other property (including cash or any combination thereof), each CRA Preferred Share, if convertible after the consummation of the transaction, shall thereafter be convertible into the kind and amount of shares and other securities and property (including cash or any combination thereof) receivable upon the consummation of such transaction by a holder of that number of Common Shares or fraction thereof into which one CRA Preferred Share was convertible immediately prior to such transaction, assuming such CRA Preferred Shareholder failed to exercise any rights of election to convert (provided that if the kind and amount of stock or beneficial interest, securities and other property so receivable is not the same for each non-electing share, the kind and amount so receivable by each non-electing share shall be deemed to be the kind and amount received per share by a plurality of non-election shares). The Trust may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.


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         d.       Effect of Conversion on Allocation of CRA Credits. Upon
                  conversion, CRA Preferred Shareholders shall no longer be entitled to retain the allocation of CRA Credits allocated to the CRA Preferred Shares that were converted to Common Shares. Such CRA Credits shall be allocated to other CRA Preferred Shareholders pursuant to Section 5.

         e. Reservation of Common Shares Issuable Upon Conversion. The Trust shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the CRA Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all then outstanding CRA Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding CRA Preferred Shares, will take such action as may be necessary to increase its authorized but unissued Common Shares to such number of Common Shares as shall be sufficient for such purposes.

                  7. CRA REPORTING. The Trust shall provide to CRA Preferred Shareholders the following reports:

                  (a) an initial report within thirty days of the issuance of CRA Preferred Shares which shall set forth specific information regarding the Investment comprising the CRA Credits allocated to each CRA Preferred Shareholder which shall include the name and address of the property underlying such Investment (the "Underlying Property") and the carrying value of such Investment; and

                  (b) quarterly reports within forty-five days after the end of each calendar quarter which shall set forth specific information regarding the Investment comprising the CRA Credits allocated to each CRA Preferred Shareholder which shall include the name and address of the Underlying Property, the carrying value of such Investment, data concerning the community served by the Underlying Property, including tenant income limitations, and a brief description of the Underlying Property's development status (i.e., under construction, leasing, or stabilized occupancy).

                  8. CRA AUDITING ASSISTANCE. The Trust and Manager on behalf of the Trust, shall provide technical support and documentation to assist CRA Preferred Shareholders in preparing for CRA audits and shall attend audit meetings if requested. In the event that such support and documentation is requested, the CRA Preferred Shareholder making the request shall be required to pay all of the Trust's out-of-pocket expenses associated with such assistance. The Manager shall adopt such procedures and rules as it deems necessary in providing the assistance contemplated in this Section 8.


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                  9.       TRANSFER RESTRICTIONS.

         a. Legend. The CRA Preferred Shares shall be subject to the restrictions on transfer and each CRA Preferred Share certificate will contain a legend substantially to the following effect:

                  THE CRA PREFERRED SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). NEITHER SUCH CRA PREFERRED SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION. CRA PREFERRED SHARES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN WHOLE SHARES.

                  A CRA PREFERRED SHAREHOLDER MAY NOT TRANSFER LESS THAN 200,000 CRA PREFERRED SHARES, OR, IN THE EVENT THAT SUCH CRA PREFERRED SHAREHOLDER WAS PERMITTED TO PURCHASE AND DID PURCHASE LESS THAN 200,000 CRA PREFERRED SHARES, THE NUMBER OF CRA PREFERRED SHARES SO PURCHASED. UNLESS A TRANSFEROR HAS TRANSFERRED ALL OF ITS CRA PREFERRED SHARES, IT MUST RETAIN NO LESS THAN 200,000 CRA PREFERRED SHARES OR THE AMOUNT OF CRA PREFERRED SHARES INITIALLY ACQUIRED.

                  THE HOLDER BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE CRA PREFERRED SHARES REPRESENTED HEREBY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY "AFFILIATE" OF THE ISSUER WAS THE OWNER OF SUCH CRA PREFERRED SHARES (OR ANY PREDECESSOR HEREOF), ONLY IN A TRANSFER (A) TO THE ISSUER OR AN INITIAL PURCHASER OR BY, THROUGH, OR IN A TRANSACTION APPROVED BY AN INITIAL PURCHASER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES


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         ACT, (C) SO LONG AS THE CRA PREFERRED SHARES ARE ELIGIBLE FOR RESALE
         PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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

                  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL TO THE FULLEST EXTENT PERMITTED BY LAW BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTION TO THE CONTRARY TO THE ISSUER, THE TRANSFER AGENT OR ANY INTERMEDIARY.

         b. Minimum Transfer Amounts. A CRA Preferred Shareholder may not transfer less than (i) 200,000 CRA Preferred Shares, or, (ii) in the event that at the Manager's discretion a CRA Preferred Shareholder was permitted to purchase and did purchase less than 200,000 CRA Preferred Shares, the number of CRA Preferred Shares so purchased. In all events, however, if a transferor has not transferred all of its CRA Preferred Shares, it must retain no less than 200,000 CRA Preferred Shares or the amount of CRA Preferred Shares initially acquired.

                  10. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

                  11. SECTION REFERENCES. Unless otherwise stated herein, references to sections shall be deemed to be references to sections of this Amended and Restated Certificate of Designation.



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                  12.      GOVERNING LAW. This Amended and Restated Certificate
of Designation shall be interpreted in accordance with the terms of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

                  13. CERTIFICATES. Certificates representing CRA Preferred Shares shall include a statement that requires the Trust to furnish to any CRA Preferred Shareholder, upon written request and without charge, a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions and other qualifications and terms and conditions of redemption of such CRA Preferred and the differences in the relative rights and preferences between the CRA Preferred Shares to the extent that they have been set and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of the same class of Shares. Notwithstanding any other provision of the Trust Agreement or the Amended and Restated Bylaws of the Trust (the "Trust Bylaws") to the contrary, a certificate representing CRA Preferred Shares shall be validly issued upon the manual signature of any one or more Managing Trustee. Such a certificate need not be countersigned and registered by the Trust's transfer agent and/or registrar. The Managing Trustees, acting individually or collectively, shall execute and deliver certificates representing the CRA Preferred Shares substantially in the form attached hereto as Exhibit A and incorporated herein by reference, together with such modifications thereto as such Managing Trustee or Managing Trustees shall approve (notwithstanding any other provision of the Trust Agreement or Amended and Restated Bylaws of the Trust but subject to the requirements set forth in this Amended and Restated Certificate of Designation), such approval to be conclusively, but not exclusively, evidenced by the execution and delivery thereof by such Managing Trustee or Managing Trustees. To the extent that this Section 13 is inconsistent with the Trust Bylaws, in accordance with Article XIV of the Trust Bylaws, the Trust Bylaws, including
Article VII of the Trust Bylaws, shall be deemed amended for the limited purposes set forth in this Section 13.



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


                          ANNEX TO AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION
                           --------------------------

                              NOTICE OF CONVERSION
                              --------------------

To:      Charter Municipal Mortgage Acceptance Company

         Reference is made to that certain Amended and Restated Certificate of Designation of Convertible Community Reinvestment Act Preferred Shares of Charter Municipal Mortgage Acceptance Company (the "CRA Designation"). Capitalized terms used but not defined herein shall have the meanings set forth in the CRA Designation. Pursuant to the CRA Designation, the undersigned, being a holder of CRA Preferred Shares (an "Exercising Holder"), hereby elects to exercise its conversion rights as to a portion or portions of its CRA Preferred Shares, all as specified opposite its signature below:


Dated:
        ----------------------------




                                                         NUMBER OF CRA
                                                        PREFERRED SHARES
                                                       TO BE CONVERTED TO
            EXERCISING HOLDER                            COMMON SHARES
            -----------------                            -------------

Name                       Signature
----                       ---------


-------------------        -------------------           -------------





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